UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2025

APPLE iSPORTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spectrum Center, Suite 900 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 247-4210

(Former name or former address, if changed since the last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On May 15, 2025, the Company issued the press release attached hereto as Exhibit 99.1.

The  information in this Item 7.01 of this Current Report shall not be deemed "filed" for any purpose,  including for the purposes  of  Section  18 of the  Exchange  Act,  or  otherwise  subject  to the liabilities of that Section.  The information in this Current Report on Form 8-K shall  not be  deemed  incorporated  by  reference  into any  filing  under  the Securities  Act or the  Exchange  Act  regardless  of any general  incorporation language in such filing. The filing of this report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 8.01. Other Events.

As stated in the attached Press Release, the Company entered into a non-binding Letter of Intent with AmeriCrew, Inc.,  a technology infrastructure company.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of the Company dated May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple iSports Group, Inc. (Registrant)

Date: May 15, 2025	By:	/s/ Joe Martinez
Joe Martinez Chief Executive Officer

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